As filed with the Securities and Exchange Commission on January 12, 2007.

Registration No. 333-_________

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

HAMPTON ROADS BANKSHARES, INC.

(Exact name of registrant as specified in its charter)

Commonwealth of Virginia (State or other jurisdiction of incorporation or organization)	54-2053718 (I.R.S. Employer Identification No.)
999 Waterside Drive Suite 200 Norfolk, Virginia (Address of Principal Executive Offices)	23510 (Zip Code)

__________________

HAMPTON ROADS BANKSHARES, INC.

EXECUTIVE SAVINGS PLAN

(Full title of the plan)

Jack W. Gibson

President and Chief Executive Officer

Hampton Roads Bankshares, Inc.

999 Waterside Drive

Suite 200

Norfolk, Virginia 23510

(Name and address of agent for service)

(757) 217-1000

(Telephone number, including area code, of agent for service)

___________

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common Stock, $0.625 par value	200,000	$11.80	$2,360,000	$253

(1)

The amount of Common Stock registered hereunder shall be deemed to include any additional shares issuable as a result of any stock split, stock dividend or other change in the capitalization of the Registrant.

(2)	Pursuant to Rule 457(h), the registration fee is based on the average of the high ($11.83) and low ($11.77) prices reported on the Nasdaq Capital Market on January 11, 2007.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents previously filed by the Registrant with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated herein by reference and made a part hereof, to the extent that such documents are considered filed with the Commission:

(1)	the Registrant’s Annual Report on Form 10-K (the “Form 10-K”) for the fiscal year ended December 31, 2005;

(2)	the portions of the Registrant’s definitive Proxy Statement for the Annual Meeting of Shareholders held on April 25, 2006 that have been incorporated by reference into the Form 10-K;

(3)	the Registrant’s Quarterly Report on Form 10-Q for the quarterly periods ended March 31, 2006, June 30, 2006 and September 30, 2006;

(4)

the Registrant’s Current Reports on Form 8-K, filed on January 12, 2006, March 7, 2006, March 30, 2006, May 12, 2006, May 15, 2006, June 9, 2006, June 27, 2006, July 3, 2006, July 12, 2006, July 26, 2006, August 4, 2006 (with respect to the Registrant’s listing on the Nasdaq Capital Market), August 4, 2006 (with respect to the results of the Registrant’s public offering of its common stock), August 9, 2006, August 22, 2006, October 11, 2006, October 31, 2006, December 11, 2006 and December 18, 2006; and

(5)	the description of the Registrant’s Common Stock, par value $0.625 per share, on the Registrant’s Registration Statement on Form 8-A, filed on August 2, 2006.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents, to the extent that such documents are considered filed with the Commission. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Williams Mullen, counsel to the Registrant, has rendered its opinion that the Common Stock, when issued pursuant to the terms and conditions of the Hampton Roads Bankshares, Inc. Executive Savings Plan, will be validly issued, fully paid and non-assessable. Such counsel does not have a substantial interest in or connection with the Registrant or its subsidiaries requiring disclosure herein.

Item 6.	Indemnification of Directors and Officers.

Article 10 of Chapter 9 of Title 13.1 of the Code of Virginia, as amended (the “Code”), permits a Virginia corporation to indemnify any director or officer for reasonable expenses incurred in any legal proceeding in advance of final disposition of the proceeding, if the director or officer furnishes the corporation a written statement of his or her good faith belief that he or she has met the standard of conduct prescribed by the Code, and furnishes the corporation with a written undertaking to repay any funds advanced if it is ultimately determined that the director has not met the relevant standard of conduct. In addition, a corporation is permitted to indemnify a director or officer against liability incurred in a proceeding if a determination has been made by the disinterested members of the board of directors, special legal counsel or shareholders that the director or officer conducted himself or herself in good faith and otherwise met the required standard of conduct. In a proceeding by or in the right of the corporation, no indemnification shall be made in respect of any matter as to which a director or officer is adjudged to be liable to the corporation, except for reasonable expenses incurred in connection with the proceeding if it is determined that the director or officer has met the relevant standard of conduct. In any other proceeding, no indemnification shall be made if the director or officer is adjudged liable to the corporation on the basis that he or she improperly received a personal benefit. Corporations are given the power to make any other or further indemnity, including advance of expenses, to any director or officer that may be authorized by the articles of incorporation or any bylaw made by the shareholders, or any resolution adopted, before or after the event, by the shareholders, except an indemnity against willful misconduct or a knowing violation of the criminal law. Unless limited by its articles of incorporation, indemnification against the reasonable expenses incurred by a director or officer is mandatory when he or she entirely prevails in the defense of any proceeding to which he or she is a party because he or she is or was a director or officer.

The Registrant’s Articles of Incorporation provide that to the full extent that the Virginia Act permits the limitation or elimination of the liability of directors or officers, a director or officer of the Registrant shall not be liable to the Registrant or its shareholders for monetary damages. The Registrant’s Articles of Incorporation also provide that to the full extent permitted and in the manner prescribed by the Virginia Act and any other applicable law, the Registrant shall indemnify a director or officer of the Registrant who is or was a party to any proceeding by reason of the fact that he or she is or was such a director or officer or is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise. Any aforesaid reference to directors, officers, employees or agents includes former directors, officers, employees and agents and their respective heirs, executors and administrators.

Item 7.	Exemption From Registration Claimed.

Not applicable.

Item 8.	Exhibits.

                The following exhibits are filed on behalf of the Registrant as part of this Registration Statement:

4.1	Articles of Incorporation of Hampton Roads Bankshares, Inc., attached as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K dated July 2, 2001, incorporated herein by reference.

4.2	Bylaws of Hampton Roads Bankshares, Inc., as amended, attached as Exhibit 3.2 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2002, incorporated herein by reference.

4.3	Amendment to the Bylaws of Hampton Roads Bankshares, Inc., attached as Exhibit 99.1 to the Registrant’s Current Report on Form 8-K dated July 26, 2006, incorporated herein by reference.

4.4	Specimen of Registrant’s Common Stock Certificate, attached as Exhibit 4.1 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 2005, incorporated herein by reference.

4.5	Hampton Roads Bankshares, Inc. Executive Savings Plan.*

5.1	Opinion of Williams Mullen.*

23.1	Consent of Williams Mullen (included in Exhibit 5.1). *

23.2	Consent of KPMG LLP.*

24	Powers of Attorney (included on Signature Page).*

____________

*Filed herewith.

Item 9.	Undertakings.

The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i) and (1)(ii) of this section do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Norfolk, Commonwealth of Virginia, on this 12th day of January 2007.

HAMPTON ROADS BANKSHARES, INC.

By: /s/Jack W. Gibson

Jack W. Gibson

President and Chief Executive Officer

POWER OF ATTORNEY

Each of the undersigned hereby appoints each of Jack W. Gibson and Donald W. Fulton, Jr. as attorney-in-fact and agent for the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act of 1933, as amended, any and all amendments (including post-effective amendments) to this registration statement and any and all applications, instruments and other documents to be filed with the Securities and Exchange Commission pertaining to the registration of securities covered hereby, with full power and authority to do and perform any and all acts and things as may be necessary or desirable in furtherance of such registration.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/Jack W. Gibson Jack W. Gibson	President and Chief Executive Officer and Director (Principal Executive Officer)	January 12, 2007
/s/Donald W. Fulton, Jr. Donald W. Fulton, Jr.	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	January 12, 2007

/s/Lorelle L. Fritsch Lorelle L. Fritsch	Vice President, Chief Accounting Officer and Controller (Principal Accounting Officer)	January 12, 2007
/s/Emil A. Viola Emil A. Viola	Chairman of the Board of Directors	January 12, 2007
/s/Douglas J. Glenn Douglas J. Glenn	Director	January 12, 2007
/s/Herman A. Hall, III Herman A. Hall, III	Director	January 12, 2007
/s/Robert R. Kinser Robert R. Kinser	Director	January 11, 2007
/s/Bobby L. Ralph Bobby L. Ralph	Director	January 12, 2007
/s/Jordan E. Slone Jordan E. Slone	Director	January 12, 2007
/s/Roland Carroll Smith, Sr. Roland Carroll Smith, Sr.	Director	January 12, 2007
/s/Patricia M. Windsor Patricia M. Windsor	Director	January 12, 2007
/s/W. Lewis Witt W. Lewis Witt	Director	January 12, 2007

EXHIBIT INDEX

TO

FORM S-8 REGISTRATION STATEMENT

______________________

Exhibit
Number	Description of Exhibit

4.1	Articles of Incorporation of Hampton Roads Bankshares, Inc., attached as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K dated July 2, 2001, incorporated herein by reference.

4.2	Bylaws of Hampton Roads Bankshares, Inc., as amended, attached as Exhibit 3.2 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2002, incorporated herein by reference.

4.3	Amendment to the Bylaws of Hampton Roads Bankshares, Inc., attached as Exhibit 99.1 to the Registrant’s Current Report on Form 8-K dated July 26, 2006, incorporated herein by reference.

4.4	Specimen of Registrant’s Common Stock Certificate, attached as Exhibit 4.1 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 2005, incorporated herein by reference.

4.5	Hampton Roads Bankshares, Inc. Executive Savings Plan.*

5.1	Opinion of Williams Mullen.*

23.1	Consent of Williams Mullen (included in Exhibit 5.1). *

23.2	Consent of KPMG LLP.*

24	Powers of Attorney (included on Signature Page).*

____________

*Filed herewith.